UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement and Registered Direct Offering

Securities Purchase Agreements

On January 22, 2020, Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into two securities purchase agreements in connection with a concurrent private placement and registered direct offering:

•

a securities purchase agreement (the “PIPE Securities Purchase Agreement”) with Armistice Capital, LLC (”Armistice”), pursuant to which the Company agreed to issue and sell to Armistice, in a private placement priced at-the-market under Nasdaq rules, (i) 1,270,000 shares of the Company’s common stock, par value $0.001 per share (the “Unregistered Shares”), and accompanying warrants (the “Unregistered Common Warrants”) to purchase an aggregate of 1,270,000 shares of common stock, for a combined price of $3.00, and (ii) pre-funded warrants to purchase 2,063,334 shares of the Company’s common stock (the “Unregistered Pre-Funded Warrants”) and accompanying Unregistered Common Warrants to purchase 2,063,334 shares of common stock, for a combined price of $2.999 (the “Private Placement”). The Private Placement is expected to close on or about January 24, 2020, subject to the satisfaction of customary closing conditions. These conditions include that the size of the Company’s Board of Directors (the “Board”) has been increased from eight (8) to ten (10), and that two directors proposed by Armistice have been elected to serve as Class III directors.

•

a securities purchase agreement (the “RD Securities Purchase Agreement” and together with the PIPE Securities Purchase Agreement, the “Securities Purchase Agreements”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a registered direct offering priced at-the-market under Nasdaq rules, (i) 2,380,105 shares of the Company’s common stock (the “Registered Shares” and together with the Unregistered Shares, the “Shares”) and accompanying warrants (the “Registered Common Warrants” and together with the Unregistered Common Warrants, the “Common Warrants”) to purchase an aggregate of 2,380,105 shares of common stock, for a combined price of $3.00 and (ii) pre-funded warrants to purchase 120,000 shares of the Company’s common stock (the “Registered Pre-Funded Warrants” and together with the Unregistered Pre-Funded Warrants, the “Pre-Funded Warrants”) and accompanying Registered Common Warrants to purchase 120,000 shares of common stock, for a combined price of $2.999 (the “Registered Direct Offering” and together with the Private Placement, the “Offerings”). The Registered Direct Offering is expected to close on or about January 24, 2020 concurrently with the Private Placement, subject to the satisfaction of customary closing conditions. The closing of the Private Placement is a condition to the closing of the Registered Direct Offering.

The Company expects to receive aggregate gross proceeds from the Offerings of approximately $17.5 million, before deducting placement agent fees and offering expenses, and excluding the exercise of any warrants.

Pursuant to a letter agreement dated as of September 29, 2019, as amended, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Offerings. The Company will pay Wainwright placement agent fees and expense reimbursement of approximately $1.3 million.

The Pre-Funded Warrants sold in the Offerings will be exercisable at an exercise price of $0.001 per share and have no expiration. The Unregistered Common Warrants and the Registered Common Warrants sold in the Offerings will be exercisable at an exercise price of $2.87 per share and expire five years from the date of issuance.

The Pre-Funded Warrants and the Common Warrants to be issued to Armistice in the Private Placement provide that (i) the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 19.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be changed at the holder’s election to a lower percentage upon 61 days’ notice to the Company subject to the terms of such warrants, and (ii) such warrant may not be exercised to the extent that such exercise would result in the holder and its affiliates and any other persons whose beneficial ownership of the Company’s common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including any “group” of which the holder is a member, beneficially owning more than 19.99%, of the outstanding common stock or outstanding voting power of the Company (including shares of common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants held by them).

The Pre-Funded Warrants and the Common Warrants to be issued to the Purchasers in the Registered Direct Offering provide that (i) the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company subject to the terms of such warrants, and (ii) such warrant may not be exercised to the extent that such exercise would result in the holder and its affiliates and any other persons whose beneficial ownership of the Company’s common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including any “group” of which the holder is a member, beneficially owning more than 19.99%, of the outstanding common stock or outstanding voting power of the Company (including shares of common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants held by them).In addition, in certain circumstances, upon a fundamental transaction, the holder of Common Warrants will have the right to require the Company to repurchase such warrants at their fair value using the Black Scholes option pricing formula; provided that (i) such holder may not require the Company or its successor entity to repurchase such warrants for the Black Scholes value in connection with a fundamental transaction that is not approved by the Board, and therefore not within the Company’s control, and (ii) in the event that the alternate consideration payable to holders of the Company’s common stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of the warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula.

The Registered Shares, Registered Common Warrants and Registered Pre-Funded Warrants are being issued pursuant to an effective registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC”) on January 25, 2018 (File No. 333-222699), and a base prospectus and prospectus supplement thereunder.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchaser, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions

Registration Rights Agreement

On January 22, 2020 (the “Agreement Date”), in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Armistice, pursuant to which the Company agreed to register for resale the Unregistered Shares, as well as the shares of the Company’s common stock issuable upon exercise of the Unregistered Pre-Funded Warrants and the Unregistered Common Warrants (the “Unregistered Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by Armistice of the Unregistered Shares and Unregistered Warrant Shares (together, the “Registrable Securities”) on the later of 30 days following the Agreement Date or the second trading day following the date the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”) with the Securities and Exchange Commission (the “SEC”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Unregistered Shares and Unregistered Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement is not filed within the time period specified above, (ii) the Company fails to file with the SEC a request for acceleration of the registration statement in accordance with Rule 461 within five trading days of the date that the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (iii) the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the registration statement within 15 days after the receipt of comments by or notice from the SEC that such amendment is required in order for the registration statement to be declared effective, (iv) the registration statement has not been declared effective (A) by the 60th day after the Agreement Date (or, in the event of a “full review” by the SEC, the 90th day after the Agreement Date) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, provided that the earliest date the registration statement shall be required under the Registration Rights Agreement to become effective is 30 days (or, in the event of a “full review” by the SEC, 60 days) after the Company files the 2019 10-K with the SEC, or (v) after the registration statement is declared effective, the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities, or the holders of Registrable Securities are otherwise not permitted to utilize the prospectus in the registration statement to resell such Registrable Securities, for more than 15 consecutive days or more than an aggregate of 20 days during any 12-month period, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.5% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 6.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted Armistice customary indemnification rights in connection with the registration statement. Armistice has also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Securities Purchase Agreements, the Pre-Funded Warrants, the Common Warrants and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Pre-Funded Warrants, the Common Warrants, the Securities Purchase Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Unregistered Pre-Funded Warrant, the Unregistered Common Warrant, the Registered Pre-Funded Warrant, the Registered Common Warrant, the PIPE Securities Purchase Agreement, the Registration Rights Agreement and the RD Securities Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1,10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Registered Shares, Registered Common Warrants and Registered Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

The information provided in Item 8.01 of this Current Report on Form 8-K under the heading “Preliminary Information for the Fourth Quarter and Fiscal Year Ended December 31, 2019” is hereby incorporated by reference into this Item 2.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Armistice in the PIPE Securities Purchase Agreement, the offering and sale of the Unregistered Shares, Unregistered Pre-Funded Warrants and Unregistered Common Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Unregistered

Shares, Unregistered Pre-Funded Warrants and Unregistered Common Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Unregistered Shares, Unregistered Pre-Funded Warrants and Unregistered Common Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the PIPE Securities Purchase Agreement, Armistice represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Unregistered Shares, Unregistered Pre-Funded Warrants and Unregistered Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Unregistered Shares, Unregistered Pre-Funded Warrants and Unregistered Common Warrants in violation of the United States federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, Steven J. Boyd and Keith Maher, M.D. were elected to the Board as Class III directors, each with a term expiring at the 2022 annual meeting of stockholders, effective upon the closing of the Private Placement. At this time, it is not contemplated that Mr. Boyd or Dr. Maher will be appointed to serve on any committees of the Board.

Mr. Boyd, age 39, has served since 2012 as the chief investment officer of Armistice Capital, LLC, a long-short equity hedge fund focused on the health care and consumer sectors. From 2005 to 2012, Mr. Boyd was a research analyst at Senator Investment Group, York Capital and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an analyst at McKinsey & Company. Mr. Boyd currently serves as a member of the boards of directors of Aytu BioScience, Inc., Cerecor Inc., EyeGate Pharmaceuticals, Inc. and Vaxart, Inc. Mr. Boyd received a B.S. in economics and a B.A. in political science from The Wharton School of the University of Pennsylvania.

Dr. Maher, age 51, has served as a managing director at Armistice Capital, LLC since 2019. From 2007 to 2018, Dr. Maher held senior roles at Schroder Investment Management, Omega Advisors and Gracie Capital. Dr. Maher joined Gracie from Valesco Healthcare Partners, a global healthcare fund he founded in partnership with Paramount Bio Capital. Prior to starting Valesco, Dr. Maher was a managing director at Weiss, Peck & Greer (WPG) Investments. He joined WPG from Lehman Brothers, where he worked as an equity research analyst covering medical device and technology companies. Dr. Maher currently serves on the boards of directors of EyeGate Pharmaceuticals, Inc. and Vaxart, Inc. Dr. Maher received a B.A. in biology from Boston University, an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and an M.D. from Albany Medical College. Dr. Maher completed his clinical training at the Mount Sinai Medical Center in the Department of Medicine.

Mr. Boyd and Dr. Maher were each appointed to the Board pursuant to the terms of the PIPE Securities Purchase Agreement.

Mr. Boyd and Dr. Maher each have no family relationships with any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.

In addition, Mr. Boyd and Dr. Maher will each enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement will be substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify each of Mr. Boyd and Dr. Maher to the fullest extent permitted by law for claims arising in his capacity as a director, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement will provide that in the event that the Company does not assume the defense of a claim against Mr. Boyd or Dr. Maher, the Company is required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-186574), filed with the SEC on March 5, 2013.

Item 8.01	Other Events.

Press Release

On January 22, 2020, the Company issued a press release announcing the Offerings. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Preliminary Information for the Fourth Quarter and Fiscal Year Ended December 31, 2019

The Company is providing certain preliminary information related to its revenue, cash and cash equivalents and cash runway as an update to the information provided in the Company’s previous periodic filings. The Company has not yet completed its financial statements for the fourth quarter and fiscal year ended December 31, 2019, but the Company currently estimates that (i) net sales of Xerava™ were between $1.5 million and $1.6 million for the three months ended December 31, 2019 and (ii) its cash and cash equivalents as of December 31, 2019 were approximately $21.2 million. The Company believes, based on its current operating plan, that its cash and cash equivalents as of December 31, 2019 and its projected revenues from sales of Xerava, together with the net proceeds of the Private Placement, will be sufficient to fund its operations into the fourth quarter of 2020.

The Company’s estimates of net sales of Xerava, its cash and cash equivalents as of December 31, 2019 and its ability to fund its operations are preliminary and unaudited, represent management estimates as of the date of this Current Report on Form 8-K and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimates of net sales of Xerava or cash and cash equivalents.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Unregistered Pre-Funded Warrant

4.2	Form of Unregistered Common Warrant

4.3	Form of Registered Pre-Funded Warrant

4.4	Form of Registered Common Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Form of PIPE Securities Purchase Agreement, dated January 22, 2020, by and among the Company and the other persons party thereto

10.2	Form of Registration Rights Agreement, dated January 22, 2020, by and among the Company and the other persons party thereto

10.3	Form of RD Securities Purchase Agreement, dated January 22, 2020, by and among the Company and the other persons party thereto

99.1	Press Release, dated January 22, 2020

Forward-Looking Statements

Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including statements about the expected closing of the Offerings, the Company’s estimates of net sales of Xerava for the three months ended December 31, 2019, the Company’s estimated cash and cash equivalents and cash runway as of December 31, 2019, anticipated use of proceeds, future operations, and future expectations and plans and prospects for the Company and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closings of the Offerings will be satisfied; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods anticipated; whether the Company’s commercial product will generate increased sales revenues; the availability of significant cash required to fund operations; competitive factors; general economic and market conditions and the risk factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and in any other subsequent filings made by the Company with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAPHASE PHARMACEUTICALS, INC.

	By:	/s/ Maria Stahl
Date: January 23, 2020		Maria Stahl
Chief Business Officer and General Counsel